Exhibit 10.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

TEMPO HOLDING COMPANY, LLC

and

THE CO-INVESTORS

and

THE OTHER PARTIES HERETO

Dated as of May 1, 2017

i

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of May 1, 2017 and is by and among Tempo Holding Company, LLC, a Delaware limited liability company (the “Company”), Blackstone (as defined below), the Co-Investors (as defined below) and each other Person who at any time, acquires Capital Stock (as defined below) of the Company and, with the consent of Blackstone, executes a Joinder Agreement (as defined below).

BACKGROUND

WHEREAS, the Company desires to grant registration rights to Blackstone and the Co-Investors on the terms and conditions set out in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions.

“144 Coordination” has the meaning set forth in Section 3.1(a).

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Blackstone” means the entities listed on the signature pages hereto under the heading “Blackstone.”

“Blackstone Entities” means the entities comprising Blackstone, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Block Sale” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

“Board” means the board of directors of the IPO Entity.

“Business Day” means any day other than a Saturday, a Sunday or a day that is a statutory holiday under the laws of the United States, the State of New York, Singapore or the United Arab Emirates.

“Capital Stock” means (a) in the case of a corporation, corporate stock or shares in the capital of such corporation, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Co-Investors” means Blocker Members, GIC, Blue Spectrum and NMC Member (each as defined in the LLC Agreement) and their respective Permitted Transferees.

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Coordination Committee” means the Coordination Committee created by Blackstone prior to the closing of the IPO and maintained for as long as this Agreement remains in effect. Blackstone and each Co-Investor shall designate one representative to participate on the Coordination Committee; provided that (i) a Co-Investor’s designee shall be automatically removed (and not replaced) at such time as such Co-Investor ceases to hold more than 2% of the then outstanding Capital Stock; (ii) Blackstone’s designee have a majority of the votes of the Coordinate Committee; and (iii) Blackstone shall determine, from time to time, the procedures which govern the conduct of the Coordination Committee and shall at all times ultimately control the actions and decisions of the Coordination Committee.

“Coordination Period” has the meaning set forth in Section 3.5.

“Demand Party” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means (a) each Investor and each member of an Investor and (b) each other Person who at any time, with the consent of Blackstone, executes a Joinder Agreement as a “Holder,” and in each case, is a holder of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 5.2.

“Indemnified Party” and Indemnified Parties” have the meanings set forth in Section 4.1.

“Investor” means (a) any Blackstone Entity, (b) the Co-Investors (c) each Person that executes a Joinder Agreement Pursuant to Section 5.2 as transferee of an Investor and (d) each other Person who at any time, with the consent of Blackstone, executes a Joinder Agreement as an “Investor,” and in each case, is a holder of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities.

“IPO” means an underwritten initial public offering of Capital Stock of the IPO Entity that results in the shares of Capital Stock that are sold in such public offering being listed on the New York Stock Exchange, the NASDAQ Stock Market or any other securities exchange.

“IPO Entity” shall have the meaning set forth in the LLC Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Joinder Agreement” has the meaning set forth in Section 5.3.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“LLC Agreement” means the Company’s Limited Liability Company Agreement, dated as of May 1, 2017, as amended from time to time.

“Permitted Transferee” has the meaning set forth in the LLC Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Public Offering” shall mean a public offering and sale of Capital Stock of the IPO Entity for cash, other than by the Company, pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” means all Shares, provided that such Shares will cease to be Registrable Securities when:

(a) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such registration statement;

(b) such Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act; or

(c) such Registrable Securities cease to be outstanding.

(d) “Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(e) all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(f) all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(g) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses);

(h) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(i) the fees and disbursements of counsel for the IPO Entity and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(j) any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the IPO Entity so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(k) any fees and disbursements of counsel (including the fees and disbursements of one separate outside counsel (and local and special counsel, to the extent necessary) for each Investor) incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Holders;

(l) all fees and expenses of one accountant selected by the Holders of a majority of the Registrable Securities being registered;

(m) the costs and expenses of the IPO Entity relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and

(n) any other fees and disbursements customarily paid by the issuers of securities.

“Related Group” means, with respect to any 144 measurement period, all Co-Investors other than those (a) who have agreed to forego their full pro rata share of the Rule 144 group limit in accordance with the last sentence of Section 3.1(a)(i), (b) who have opted out of 144 Coordination pursuant to Section 3.1(a)(iii), or (c) who have been excluded from the provisions of Section 3.1 pursuant to the last sentence of Section 3.5, unless, in each case, such person’s sales of Shares are required to be aggregated with sales of Shares of all Co-Investors not described in clauses (a) through (c) for purposes of clauses (e)(1) or (2) of Rule 144.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” means (i) all Capital Stock of the IPO Entity held by Holders from time to time, including any Shares held by Persons who are or become parties to this agreement by the execution and delivery of a Joinder Agreement, (ii) any other securities issued as a distribution with respect to, or in exchange for or in replacement of any of the foregoing Shares and (iii) any other securities issued or transferred in exchange for or upon conversion of any of the foregoing Shares as a result of a merger, consolidation, reorganization or otherwise (including without limitation, any securities issued upon the conversion of the IPO Entity to a successor corporation or other entity in preparation for an IPO) and any other securities issued to any other holders in of Shares in connection with any such transaction.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Valid Business Reason” has the meaning set forth in Section 2.7(b).

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

Section 1.2 Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified.

(b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Right to Demand a Non-Shelf Registered Offering. Upon the demand of (i) a Blackstone Entity made at any time and from time to time or (ii) a Co-Investor made after expiration of the Coordination Period, the IPO Entity will, in each case, subject to Section 2.12, facilitate in the manner described in this Agreement a non-shelf registered offering of the

Registrable Securities requested by such Blackstone Entity or Co-Investor to be included in such offering. Any demanded non-shelf registered offering may, at the IPO Entity’s option, include Capital Stock of the IPO Entity to be sold by the IPO Entity for its own account and will also include Registrable Securities to be sold by Holders that exercise their related piggyback rights in accordance with this Agreement. Promptly upon receiving any demand (but in no event, more than 90 days after receipt of a demand for such registration), the IPO Entity shall use its reasonable best efforts to file a registration statement relating to such demand. The IPO Entity shall use its reasonable best efforts to cause such registration to promptly be declared effective under (x) the Securities Act and (y) the blue sky laws of such jurisdictions as any participating Holder or any underwriter, if any, reasonably requests.

Section 2.2 Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights by a Blackstone Entity or a Co-Investor or at the initiative of the IPO Entity), any non-demanding Holder may exercise piggyback rights to have included in such offering Shares held by it. The IPO Entity will facilitate in the manner described in this Agreement any such non-shelf registered offering. For the avoidance of doubt, if a Blackstone Entity exercises the demand set forth in Section 2.1, each Holder shall, subject to Section 2.12, have the right to sell Shares in the offering on a “pro rata” basis with “pro rata” being determined by dividing the number of Registrable Securities held by a Holder by the number of Registrable Securities held by all Holders.

Section 2.3 Right to Demand and be Included in a Shelf Registration. Upon the demand of (i) a Blackstone Entity, made at any time and from time to time or (ii) a Co-Investor made after the expiration of the Coordination Period, in each case, subject to Section 2.12, when the IPO Entity is eligible to utilize Form S-3 or a successor form to sell its Capital Stock in a secondary offering on a delayed or continuous basis in accordance with Rule 415 of the Securities Act, the IPO Entity will facilitate in the manner described in this Agreement a shelf registration of Shares held by such Blackstone Entity or such Co-Investor. Promptly upon receiving any demand (but in no event more than 30 days after receipt of a demand for such registration), the IPO Entity shall use its reasonable best efforts to file a registration statement relating to such demand. The IPO Entity, shall use its reasonable best efforts to cause such registration to promptly be declared effective under (x) the Securities Act and (y) the blue sky laws of such jurisdictions as any participating Holder or any underwriter, if any, reasonably requests. Any shelf registration filed by the IPO Entity covering Shares (whether pursuant to a Blackstone Entity’s or Co-Investor’s demand or the initiative of the IPO Entity) will cover Registrable Securities held by each of the Holders as may be specified by the Investors, and solely to the extent permitted by this Agreement. If at the time of such request the IPO Entity is a WKSI, such shelf registration would, at the request of a Blackstone Entity or Co-Investor cover an unspecified number of Shares to be sold by the IPO Entity and the Holders.

Section 2.4 Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of (i) a Blackstone Entity made at any time and from time to time or (ii) a Co-Investor made after the expiration of the Coordination Period, the IPO Entity will, in each case, facilitate in the manner described in this Agreement a “takedown” off of an effective shelf registration statement of Shares held by them that are registered on such shelf. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights by a Blackstone Entity or Co-Investor or at the initiative of the IPO Entity), the Holders may, subject to Section 2.12, exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf. Notwithstanding the foregoing, a Blackstone Entity or Co-Investor may not demand a shelf takedown for an offering that will result in the imposition of a lockup on the IPO Entity and the Holders unless the Registrable Securities requested to be sold by the demanding Blackstone Entity in such takedown have an aggregate market value (based on the most recent closing price of the Shares at the time of the demand) of at least $50 million.

Section 2.5 Right to Reload a Shelf. Upon the written request of (i) a Blackstone Entity at any time or (ii) a Co-Investor after the expiration of the Coordination Period, the IPO Entity will, in each case, file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of Registrable Securities previously taken down off of such shelf by such Blackstone Entity or Co-Investor and not yet “reloaded” onto such shelf (or such higher number as may be agreed by the Blackstone Entity or Co-Investor). The Holders and the IPO Entity will consult and coordinate with each other in order to accomplish such replenishments on behalf of such Blackstone Entity or Co-Investor from time to time in a sensible manner.

Section 2.6 Effective Registration. The IPO Entity shall, with respect to each demand registration, use its reasonable best efforts to cause the registration statement to remain effective for not less than 180 consecutive days (or such shorter period as shall terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn), or if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

Section 2.7 Limitations on Demand and Piggyback Rights.

(a) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. Each Investor shall be subject to such lockup arrangements so long as an Investor holds more than 1% of the then outstanding Capital Stock of the IPO Entity. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued; provided, that any such offering will not be deemed to be “pursued” if such offering has not been consummated within 45 days of the date on which the registration statement with respect to such offering was declared effective. After an underwritten offering demanded by an Investor, such Investor may not make another demand for an underwritten offering prior to 60 days after the completion of such demanded offering (or, if applicable, 30 days after the date such prior demanded offering was abandoned). Notwithstanding anything in this Agreement to the contrary, the Holders will not have piggyback or other registration rights with respect to registered primary offerings by the IPO Entity (i) covered by a Form S-8 registration statement or a successor form applicable solely to employee benefit-related offers and sales, (ii) where the Shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares that are registered as part of such offering.

(b) The IPO Entity may postpone the filing (but not the preparation) of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 60 days if the Board of the IPO Entity reasonably determines in good faith that such registration or offering could materially interfere with a bona fide business or financing transaction of the IPO Entity (a “Valid Business Reason”) or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the IPO Entity. The blackout period will end upon the earlier to occur of, (i) in the case of a Valid Business Reason, a date that is five Business Days after such Valid Business Reason no longer exists, but in no event, not later than 60 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the IPO Entity of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed. Notwithstanding the foregoing, the IPO Entity shall not be permitted to suspend or withdraw a registration statement more than once during any twelve (12)-month period or for a period exceeding 60 days on any one occasion. In the case of an event that causes the Company to delay the filing of a demanded registration statement or to suspend the use of the effectiveness of a shelf registration statement, the Company shall give a notice to the demanding Holder or the holders of Registrable Securities registered pursuant to such shelf registration statement, as applicable, stating generally the basis for the notice and that such delay or suspension. Notwithstanding any provision herein to the contrary, if the Company provides a notice with respect to the delay in filing a demanded registration statement or the suspension of the effectiveness of a shelf registration statement, the Company agrees that it shall extend the period of time during which any such registration statement shall be maintained effective pursuant to this Agreement by the number of days during which such delay or suspension was continuing.

Section 2.8 Notifications Regarding Registration Statements. In order for a Blackstone Entity or a Co-Investor (after the expiration of the Coordination Period) to exercise its right to demand that a registration statement be filed, it must so notify the IPO Entity in writing indicating the number of Registrable Securities sought to be registered and the proposed plan of distribution. The IPO Entity will keep the Holders contemporaneously apprised of any registration or shelf takedown of Shares, with respect to which a piggyback right provided under this Agreement is available in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the IPO Entity’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Holders be notified by the IPO Entity of an anticipated filing of a registration statement (whether pursuant to a demand made by a Blackstone Entity or a Co-Investor or at the IPO Entity’s own initiative) no later than 5:00 pm, New York City time, on the date that is ten Business Days prior to the date on which the registration statement is intended to be filed. Each Investor and the IPO Entity agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the Investors of such first Investor’s or the IPO Entity’s intention to file or cause the filing of a registration statement; provided, however, that none of the Investors or the IPO Entity shall be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect.

(a) Subject to any required public disclosure and applicable legal requirements, the parties will maintain the confidentiality of these discussions.

Section 2.9 Notifications Regarding Registration Piggyback Rights. Any Holder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the IPO Entity and the other Holders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Registrable Securities held by all Holders will be included subject to the limitations described in Section 2.3.

Section 2.10 Notifications Regarding Demanded Underwritten Takedowns.

(a) In order for a Blackstone Entity or a Co-Investor (after the expiration of the Coordination Period) to exercise its right to demand for an underwritten takedown of Shares off a shelf registration statement, it must so notify the IPO Entity in writing indicating the number of Registrable Securities sought to be registered and the proposed plan of distribution. The IPO Entity will keep the Holders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the IPO Entity’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Holders be notified by the IPO Entity of an anticipated underwritten takedown (whether pursuant to a demand made by a Blackstone Entity or a Co-Investor or at the IPO Entity’s own initiative) no later than 5:00 pm, New York City time, on (i) where the underwritten takedown takes the form of a Block Sale, the second trading day prior to the date on which the Block Sale is to occur, (ii) where the underwritten takedown takes the form of an offering that will involve a customary “road show” (including any “electronic road show”) or other substantial marketing efforts by the underwriter or underwriters over a period of at least 48 hours, the date that is ten Business Days prior to the date on which the preliminary prospectus or prospectus supplement is intended to be used in connection with such offering, and (ii) in all other cases, the date that is five Business Days day prior to the date on which the preliminary prospectus or prospectus supplement is intended to be used in connection with such offering. Each Investor and the IPO Entity agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the Investors of such first Investor’s or the IPO Entity’s intention to deliver a takedown notice; provided, however, that none of the Investors or the IPO Entity shall be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect.

(b) Any Holder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the IPO Entity and the other Holders of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.

(c) Subject to any required public disclosure and applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

Section 2.11 Plan of Distribution, Underwriters and Counsel. If a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the IPO Entity for its own account, the IPO Entity will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, Holders holding a majority of the Registrable Securities requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Holders (which may be the same as counsel for the IPO Entity). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect or resales by transferee Holders.

Section 2.12 Cutbacks. If the managing underwriters advise the IPO Entity and the selling Holders that, in their reasonable opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering without such adverse effect. If the IPO Entity is selling Shares for its own account in such offering, and the offering is not being made on account of a demand by a Blackstone Entity or a Co-Investor, the IPO Entity will have first priority if the registration of shares is initiated by the IPO Entity and not demanded by the Holders. To the extent of any remaining capacity, and in all other cases where the registration of shares is not initiated by the IPO Entity and demanded by the Holders, the selling Holders will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without distinguishing between Holders based on who made the demand for such offering or who is exercising piggyback rights.

Section 2.13 Lockups. In connection with any underwritten offering of Shares, the IPO Entity and each Holder will agree (in the case of Holders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to (x) by the IPO Entity, if a majority of the Shares being sold in such offering are being sold for its account, and (y) by Holders holding a majority of Registrable Securities being sold by all Holders, if a majority of the Shares being sold in such offering are being sold by Holders. If required by the Investors, each Holder in the case of an underwritten public offering shall enter into lock-up agreements with the managing underwriter(s) of such underwritten public offering in such form as agreed to by the Investors. The IPO Entity shall cause its executive officers, directors and managers (as applicable) and shall use reasonable best efforts to cause other Holders of Shares who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) and any of the Shares participating in such offering, to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained in the lockup agreements executed by Holders. Notwithstanding the foregoing, each Co-Investor shall not be subject to such lockup arrangements so long as such Co-Investor holds less than 1% of the then outstanding Capital Stock of the IPO Entity.

Section 2.14 Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Holders will be borne by the IPO Entity. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Holder will be borne by such Holder.

Section 2.15 Facilitating Registrations and Offerings.

(a) If the IPO Entity becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Holders, the IPO Entity will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the IPO Entity of Shares for its own account. Without limiting this general obligation, the IPO Entity will fulfill its specific obligations as described in this Section 2.15.

(b) In connection with each registration statement that is demanded by a Blackstone Entity or a Co-Investor (after the expiration of the Coordination Period) as to which piggyback rights otherwise apply, the IPO Entity will:

(i) prepare and file all required filings with the SEC and FINRA, including preparing and filing with the SEC a registration statement (including all required exhibits and financial statements) covering the applicable Shares, file amendments thereto as warranted, seek the effectiveness thereof, and file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Holders and as necessary, (a) to comply with the provisions of the applicable securities laws, (b) permit the offer and sale of the such Shares in accordance with the applicable plan of distribution and (c) to keep such registration effective for the period of time required by this Agreement;

(ii) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Holders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; make such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request; and make such of the representatives of the IPO Entity as shall be reasonably requested by the selling Holders or any underwriter available for discussion of such documents;

(iii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Holders and underwriters; make such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the IPO Entity as shall be reasonably requested by such counsel available for discussion of such document;

(iv) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v) notify each Holder and its respective counsel promptly, and, if requested by such Holder, confirm such advice in writing, (A) when any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus has been filed, (B) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 of the Securities Act, (C) of any comment letter or request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (D) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (E) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the IPO Entity is a party, the representations and warranties of the IPO Entity contained in such agreement cease to be true and correct in all material respects or if the IPO Entity receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (F) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) promptly notify the participating Holders and the managing underwriter or underwriters, if any, when the IPO Entity becomes aware of the happening of any event as a result of which the applicable registration statement or the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the registration statement, or, if for any reason it shall be necessary during such time period to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such registration statement or prospectus which shall correct such misstatement or omission or effect such compliance;

(vii) to the extent the IPO Entity is eligible under the relevant provisions of Rule 430B under the Securities Act, if the IPO Entity files any shelf registration statement, the IPO Entity shall include in such shelf registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment;

(viii) promptly incorporate in a prospectus supplement, Issuer Free Writing prospectus or post-effective amendment such information as the managing underwriter or underwriters and the participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(ix) to use reasonable best efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration of the Shares complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

(x) furnish counsel for each underwriter, if any, and for the Holders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(xi) otherwise use all reasonable best efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(xii) use all reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(xiii) not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities and if applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xv) provide and cause to be maintained a transfer agent and registrar for all Shares covered by a registration statement from and after a date not later than the effective date of such registration statement; and

(xvi) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

(c) In connection with any non-shelf registered offering or shelf takedown that is demanded by a Blackstone Entity or a Co-Investor (after the expiration of the Coordination Period) or as to which piggyback rights otherwise apply, the IPO Entity will:

(i) cooperate with the selling Holders and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request at least two Business Days prior to any sale of such Shares;

(ii) furnish to each Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the IPO Entity hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Holder and underwriter in connection with the offering and sale of the Shares covered by the prospectus or the preliminary prospectus;

(iii) use all reasonable best efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Holder holding Registrable Securities covered by a registration statement, shall reasonably request; use all reasonable best efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and each such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided that the IPO Entity shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction;

(iv) use all reasonable best efforts to cause the Shares being offered and sold, no later than the date on which the pricing of the relevant offering is expected to occur, to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of the business of any Holder, in which case the IPO Entity will cooperate in all reasonable respects with the filing of the applicable registration statement and the granting of such approvals, as may be necessary to enable any Holder or the underwriter, if any, to consummate the disposition of such Shares;

(v) cause all Shares being sold to be qualified for inclusion in or listed on the New York Stock Exchange, the NASDAQ Stock Market or any other securities exchange on which Shares issued by the IPO Entity are then so qualified or listed and on each inter-dealer quotation system on which any of the IPO Entity’s securities are then quoted if so requested by the Holders, or if so requested by the underwriter or underwriters of an underwritten offering of Shares, if any;

(vi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vii) use all reasonable best efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Holders or the lead managing underwriter of an underwritten offering; and

(viii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares and in connection therewith:

(A) make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(B) obtain opinions of counsel to the IPO Entity and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(C) obtain (a) “comfort” letters and updates thereof from the IPO Entity’s independent certified public accountants addressed to the selling Holders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with primary underwritten offerings and (b) the required consents from the IPO Entity’s independent certified public accountants, and if applicable, independent auditors to include the accountant’s or auditors’ report, as applicable, relating to the specified financial statements in the registration statement and to be named as an expert in the registration statement; and

(D) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(d) In connection with each registration and offering of Shares to be sold by Holders, the IPO Entity will, in accordance with customary practice, make available for inspection by representatives of the Holders and underwriters and any counsel or accountant retained by such Holder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the IPO Entity and cause appropriate officers, managers, employees, outside counsel and accountants of the IPO Entity to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise and to otherwise facilitate and cooperate with the preparation of registration statement and prospectuses and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations).

(e) Each Holder that holds Shares covered by any registration statement will furnish to the IPO Entity such information regarding itself as is required to be included in the registration statement or prospectus by the requirements of the Securities Act, the ownership of Shares by such Holder and the proposed distribution by such Holder of such Shares as the IPO Entity may from time to time reasonably request in writing.

Section 2.16 In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the IPO Entity will, subject to applicable lockups, work with such Holder and the IPO Entity’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder, as well as any resales by such transferees under a shelf registration statement covering such distributed Shares.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1 Permitted Public Transfers and Block Sales. After the closing of the IPO, and prior to the expiration of the Coordination Period, no Co-Investor shall Transfer any or all of its Shares pursuant to Rule 144 or a Block Sale, in each case other than in compliance with Section 3.1(a) hereof. Shares Transferred pursuant to Rule 144 or in a Block Sale shall conclusively be deemed thereafter not to be Shares under this Agreement.

(a) Public Transfers. From time to time after the closing of the IPO, and prior to the expiration of the Coordination Period, Blackstone may require the Co-Investors to make reasonable efforts to coordinate their efforts to Transfer Shares pursuant to Rule 144 (“144 Coordination”) or to discontinue such requirement. As of the date of this Agreement, 144 Coordination shall be required until the earlier of (x) the expiration of the Coordination Period and (y) such time as Blackstone provides a subsequent notice to the Co-Investors that such coordination is discontinued. Thereafter, Blackstone may reinstitute and discontinue 144 Coordination from time to time during the Coordination Period by providing notice to the Co-Investors.

(i) For so long as 144 Coordination is in effect, each Co-Investor shall promptly notify the Coordination Committee when it wishes to sell Shares under Rule 144; provided that for any given measurement period for purposes of the Rule 144 group volume limit, no Co-Investor shall be permitted to effect Transfers in excess of their pro rata share (based on its percentage ownership of Shares held by all Co-Investors at the applicable time) of all Shares that may be Transferred by members of the Related Group during the applicable measurement period based on its percentage ownership of Shares held by all Co-Investors at the start of such measurement period. In the event any Co-Investor agrees to forego its full pro rata share of the Rule 144 group volume limit by written notice to the Coordination Committee, the remainder shall be re-allocated pro rata among the other Co-Investors in like manner (except that the Shares held by such forfeiting Co-Investor at the start of such measurement period shall be excluded from such calculation).

(ii) The provisions of this Section 3.1(a) shall not apply to any Transfer of Shares (i) in a Public Offering, (ii) to a Permitted Transferee in a transaction that does not rely on Rule 144 or (iii) at any time with respect to which 144 Coordination is not effective.

(iii) Notwithstanding the foregoing, a Co-Investor may opt out of 144 Coordination with respect to any period of time if such Co-Investor delivers a notice to the Coordination Committee irrevocably committing not to Transfer Shares pursuant to Rule 144 during such period.

Section 3.2 [Reserved].

Section 3.3 [Reserved].

Section 3.4 [Reserved].

Section 3.5 Period. Except for Section 3.1(b), the restrictions set forth Section 3.1 shall terminate with respect to any Share on the earlier of (a) the third anniversary of the closing of the IPO and (b) with respect to each Co-Investor, such time as such Co-Investor owns less than 2% of the then outstanding Shares (the “Coordination Period”). Subject to Section 9.02 of the LLC Agreement, Blackstone, in its sole discretion, may elect to exclude any Co-Investor from the restrictions set forth in Section 3.1 at any time during the Coordination Period.

Section 3.6 [Reserved].

Section 3.7 Transfers and Holder Lock-up. No Co-Investor shall Transfer Shares in a transaction that would violate a lock-up agreement entered into pursuant thereto but for the fact that such Co-Investor has been granted permission to make such Transfer or has been released from such restriction or such lock-up agreement unless each Co-Investor is granted similar permission or has been similarly released.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by the IPO Entity. In the event of any registration of any Registrable Securities of the IPO Entity under the Securities Act pursuant to Article II, the IPO Entity hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each Holder who sells Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective members, directors, officers, shareholders, employees, advisors, agents and general and limited partners (and the directors, officers, employees, Affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all losses, penalties, judgments, suits, costs, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made; or (c) any violation or alleged violation by the IPO Entity or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the IPO Entity or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the IPO Entity will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, penalties, judgments, suits, costs, claim, liability, action or proceeding; provided that the IPO Entity will not be liable to any Indemnified Party in any such case to the extent that any such loss, penalties, judgments, suits, costs, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the IPO Entity by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Registrable Securities by such Holder or any termination of this Agreement.

Section 4.2 Indemnification by the Holders and Underwriters. The IPO Entity may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article II, that the IPO Entity shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) the IPO Entity, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the IPO Entity by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the IPO Entity or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such Registrable Securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 4.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 4.1 or 4.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the Holders of at least a majority of the Registrable Securities included in the relevant registration, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

Section 4.4 Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, penalties, judgments, suits, costs, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 4.1, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.5 Non-Exclusivity. The obligations of the parties under this Article IV will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE V

OTHER

Section 5.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by Federal Express or other nationally recognized overnight courier, or (d) if transmitted by email, in each case, to parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

if to the IPO Entity:

Tempo Holding Company, LLC

345 Park Avenue

New York, NY 10154

Attention: Chief Executive Officer

if to Blackstone:

The Blackstone Group L.P.

345 Park Avenue

New York, NY 10154

Attention: Peter Wallace; David Kestnbaum

Email:         [Email Address]

                    [Email Address]

with an additional copy (not constituting notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua N. Korff P.C.

                 Michael Kim

Email:         [Email Address]

                    [Email Address]

Section 5.2 Transfer Rights. (a) Prior to the closing of the IPO, and subject to Article VIII of the LLC Agreement any Investor may transfer, in its sole discretion, all or any portion of its rights under this Agreement to any Permitted Transferee, whereupon such Permitted Transferees shall become a party to this Agreement. Any such Transfer of registration rights will be effective upon receipt by the IPO Entity of (i) written notice from such Investor stating the name and address of any transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a Joinder Agreement from such Person to be bound by the terms of this Agreement as an “Investor” and/or “Holder,” as applicable The IPO Entity and the transferring Investor will notify the other Investors as to who the Permitted Transferees are and the nature of the rights so transferred.

(b) In the event the IPO Entity engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the IPO Entity in a merger or consolidation, was bound byregistration rights obligations that would conflict with the provisions of this Agreement, the IPO Entity will, unless Holders then holding a majority of the Registrable Securities otherwise agree, use its reasonable best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

(c) In the case of an in-kind distribution of Shares pursuant to Section 2.16 of this Agreement with an ability to resale Shares off of a shelf registration statement, such in-kind transferees will, as transferee Holders, be entitled to the rights under this Agreement applicable to the Shares so transferred. In that regard, however, in-kind transferees will not be given demand or piggyback rights; rather their means of registered resale will be limited to sales off a shelf with respect to which no special actions are required by the IPO Entity or the other Holders, and as to which no lockup will arise.

(d) Notwithstanding anything to the contrary in this Agreement, if, rather than the Company, the IPO Entity or any other direct or indirect subsidiary or parent company of the Company is the Person that effects an IPO, the Company shall, prior to the consummation of the IPO, cause such other Person to execute and deliver to the Investors and Holders an agreement whereby such Person agrees to comply with all of the Company’s obligations in this Agreement as if such Person is the “Company,” whereupon all of the Company’s rights and obligations under this Agreement shall become the rights and obligations of such Person, mutatis mutandis.

Section 5.3 Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any Holder or Holders of Registrable Securities may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any holder of restricted securities under Rule 144 a written statement as to whether it has complied with such requirements.

Section 5.4 Additional Parties; Joinder Agreement. Subject to the prior written consent of Blackstone, the IPO Entity may permit any Person who acquires Shares or rights to acquire Shares from the IPO Entity after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of an “Investor” or a “Holder,” as specified in the Joinder Agreement, under this Agreement by obtaining an executed joinder to this Agreement from such Person substantially in the form of Exhibit A attached hereto (a “Joinder Agreement”). Upon the execution and delivery of a Joinder Agreement by such Person, the Shares or right to acquire Shares acquired by such Person shall be Registrable Securities and such Person shall be an “Investor” or “Holder,” as specified in the Joinder Agreement, under this Agreement with respect to such acquired Shares.

Section 5.5 Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified, or any provision waived, only by a written instrument executed by the IPO Entity and the Holders holding a majority of the Registrable Securities subject to this Agreement; provided that: (i) the written consent of Blackstone shall be required; (ii) any amendment or waiver that would have a materially and disproportionately adverse effect on any Investor as compared to the Blackstone Entities or the Co-Investors, as applicable, individually or in the aggregate (other than as a result of any Investor electing not to exercise any rights granted to such Member pursuant to the terms of this Agreement), shall require the written consent of such Investor; (iii) any amendment or waiver to any Co-Investor’s rights under this Agreement that would adversely affect such Co-Investor, shall require the written consent of each such Co-Investor; and (iv) any amendment or waiver which adversely affects the economic interests of any Holder hereunder, or increase the obligations of any Holder, disproportionately to other Holders shall require the written consent of such Holder. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 5.6 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto. Notwithstanding the foregoing, each of GIC and Blue Spectrum shall be express third party beneficiaries of those provisions of this Agreement under which such Person is granted any rights (including any rights granted to such Person in its capacity as a Co-Investor, Investor and/or Holder, as the case may be), with the power and authority to enforce such rights as if directly a party hereto.

Section 5.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

Section 5.8 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER

SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

Section 5.9 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

Section 5.10 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

Section 5.11 Entire Agreement. This Agreement, the LLC Agreement and any agreement executed on or around the date hereof set forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein, the LLC Agreement and any agreement executed on or around the date hereof. This Agreement, the LLC Agreement and any agreement executed on or around the date hereof supersede all other prior agreements and understandings between the parties with respect to such subject matter.

Section 5.12 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

Section 5.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

Section 5.14 Effectiveness. This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.

Section 5.15 IPO Entity. The Company shall take all actions required to cause the IPO Entity and its successors or assigns to (a) become bound by and subject to the terms of this Agreement and (b) comply with all its obligations hereunder.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

TEMPO HOLDING COMPANY, LLC

By:	/s/ Peter Wallace
Name:	Peter Wallace
Title:	President

BLACKSTONE:

BLACKSTONE CAPITAL PARTNERS VII NQ L.P.
By:	Blackstone Management Associates VII NQ, L.L.C.
By:	Its General Partner

By:	/s/ Peter Wallace
Name:	Peter Wallace
Title:	Senior Managing Director

BLACKSTONE CAPITAL PARTNERS VII.2 NQ L.P.
By:	Blackstone Management Associates VII NQ, L.L.C.
By:	Its General Partner

By:	/s/ Peter Wallace
Name:	Peter Wallace
Title:	Senior Managing Director

BCP VII SBS Holdings L.L.C.
By:	Blackstone Side-by-Side Umbrella Partnership L.P.
By:	Its Sole Member

By:	Blackstone Side-by-Side Umbrella GP L.L.C.
By:	Its General partner

By:	/s/ Jeffrey Iverson
Name:	Jeffrey Iverson
Title:	Authorized Person

[Signature Page to Registration Rights Agreement]

BTAS NQ HOLDINGS L.L.C.
By:	BTAS Associates-NQ L.L.C.
By:	Its Managing Member

By:	/s/ Jeffrey Iverson
Name:	Jeffrey Iverson
Title:	Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VII - ESC NQ L.P.
By:	BCP VII Side-by-Side GP NQ L.L.C.
By:	Its General/Partner

By:	/s/ Vikrant Sawhney
Name:	Vikrant Sawhney
Title:	Authorized Person

BLOCKER MEMBERS:

TEMPO BLOCKER I, LLC

By:	/s/ Vikram Suresh
Name:	Vikram Suresh
Title:	Authorized Person

TEMPO BLOCKER II, LLC

By:	/s/ Vikram Suresh
Name:	Vikram Suresh
Title:	Authorized Person

[Signature Page to Registration Rights Agreement]

COINVESTOR:

BLUE SPECTRUM AZ 2015 LP
By:	Procific
By:	Its General Partner

By:	/s/ Hamad Shahwan Suror Shahwan AlDhaheri
Name:	Hamad Shahwan Surour Shahwan AlDhaheri
Title:	Authorized Signatory

By:	/s/ Mohamed Alqubaisi
Name:	Mohamed Alqubaisi
Title:	Authorized Signatory

COINVESTOR:

JASMINE VENTURES PTE. LTD.

By:	/s/ Alex Moskowitz
Name:	Alex Moskowitz
Title:	Authorized Signatory

COINVESTOR:

NEW MOUNTAIN PARTNERS IV (AIV-E), L.P.
By:	New Mountain Investments IV, L.L.C.
By:	Its General Partner

By:	/s/ Steven B. Klinsky
Name:	Steven B. Klinsky
Title:	Managing Member

[Signature Page to Registration Rights Agreement]